EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the registration statement Nos. 333-20687, 333-64612, 333-64614, 333-105045, 333-121409, 333-134360 and 333-174521 on Form S-8 of Unity Bancorp, Inc., of our report dated March 15, 2012, relating to the audit of the 2011 Consolidated Financial Statements of Unity Bancorp, Inc., which appears in the Annual Report to Shareholders, which report is incorporated by reference in the Annual Report on Form 10-K of Unity Bancorp, Inc. for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP

Blue Bell, Pennsylvania
March 15, 2012